Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Financial Institutions, Inc. of our reports dated March 13, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Financial Institutions, Inc., appearing in the Annual Report on Form 10-K of Financial Institutions, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois
November 26, 2024